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                                                                  EXHIBIT 10.66

                               FIRST AMENDMENT TO
                   MASTER SERVICING AND COLLECTION AGREEMENT


     This First Amendment dated as of March 1, 1996 to MASTER SERVICING AND COLLECTION AGREEMENT, dated as of October 1, 1995, by and between FIRST FINANCIAL CARIBBEAN CORPORATION ("FFCC"), a corporation organized under the laws of the Commonwealth of Puerto Rico, and DORAL FEDERAL SAVINGS BANK, a federally-chartered stock savings bank (the "Savings Bank").

                                  WITNESSETH:

     WHEREAS, FFCC and the Savings Bank are parties to a Master Servicing and Collection Agreement, dated as of October 1, 1995 (the "Existing Agreement").

     WHEREAS, the Savings Bank has recently increased its production of personal loans secured by mortgages as described in paragraph S of Section 1 of Regulation 26-A ("Personal Mortgage Loans");

     WHEREAS, the average principal amount of Personal Mortgage Loans being funded by the Savings Bank is $22,500 which is considerably below the average balance of mortgage loans being serviced by FFCC;

     WHEREAS, because of the small average balance of the Personal Mortgage Loans, the servicing fee presently being paid to FFCC by the Savings Bank does not adequately compensate them for the cost of administering such Personal Mortgage Loans;

     WHEREAS, FFCC and the Savings Bank desire to enter into this First Amendment in order to make certain amendments and modifications to the Existing Agreement.

     NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

     1. AMENDMENT. Effective as of Effective Date (as defined below) the Existing Agreement is amended by amending subsection 1.2 to read in its entirety as follows:

             "1.2 FEES. Except as otherwise provided in the second sentence of this subsection, the Savings Bank shall pay FFCC a fee per month for servicing the Loans equal to 0.25% of the outstanding principal balance of each Loan. In the case of personal loans secured by mortgages as described in paragraph S of
Section 1 of Regulation 26-A ("Personal Mortgage Loans"), the

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applicable servicing fee shall be equal to .50% of the outstanding principal balance of each Personal Mortgage Loan."


     2. EFFECTIVENESS. This Amendment shall become effective as of March 1, 1996 (the "Effective Date").

     3. EXISTING AGREEMENT TO REMAIN IN FULL FORCE AND EFFECT. Except as specifically amended pursuant to Section 1 hereof, the terms and conditions of the Existing Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the Savings Bank and FFCC have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                       DORAL FEDERAL SAVINGS BANK




                              By: /s/ Jose G. Vigoreaux
                                 ------------------------------------
                              Name:             Jose G. Vigoreaux
                              Title:             Vice President



                              FIRST FINANCIAL CARIBBEAN CORPORATION




                              By: /s/ Zoila Levis
                                 ------------------------------------
                              Name:             Zoila Levis
                              Title:             President



Agreed and Accepted as of
the date first above written:

DORAL MORTGAGE CORPORATION



     By:
     Name: /s/ Edison Velez
          -----------------------------
                   Edison Velez
     Title:         President